Fourth Quarter and Full Year 2013 Earnings Presentation February 20, 2014 NASDAQ • TRS

Forward-Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the fourth quarter and full year 2013 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – 2013 Accomplishments • Record sales of approximately $1.4 billion – growth of nearly 10% compared to 2012 – Results from bolt-on acquisitions adding to top-line – Investments in new products and higher growth markets generating results • Continued investments in short and long-term growth and productivity programs • Increased focus on lean initiatives • Completed 10 bolt-on acquisitions (including 8 non-U.S.); robust pipeline of strategic acquisitions • Moved and consolidated multiple plants for cost reductions • Enhanced capital structure – September equity offering and October refinance provide additional flexibility and cost reduction Many accomplishments in 2013 – will continue to drive shareholder value into the future. 4

Opening Remarks – 2013 Results • Improved 2013 income(1) by 22% as compared to 2012 • Improved diluted EPS(1) by 12%, while absorbing costs related to numerous acquisitions and 9% higher weighted average shares outstanding for 2013 as compared to 2012 • Challenges in energy end markets impacted fourth quarter and 2013 results • Executing on action plans to improve profitability at Lamons (Energy) and Arrow (Engineered Components) • Several businesses delivered record sales and/or profits Challenges in energy end markets; actions in place to adapt and improve these businesses. 5 (1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Financial Highlights

Fourth Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q4 2013		Q4 2012		% Chg
Revenue	$	323.4	$	301.0	7.4%
Operating Profit	$	11.9	$	19.3	-38.3%
Excl. Total Special Items (1), Operating Profit would have been:	$	*24.9*	$	*23.3*	*6.9%*
Excl. Total Special Items (1), Operating Profit margin would have been:		*7.7%*		*7.7%*	*nm*
Income (Loss)	$	8.3	$	(13.1)	163.3%
Income (loss) attributable to TriMas Corporation	$	*6.9*	$	*(13.9)*	*149.6%*
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	$	*14.1*	$	*13.0*	*8.5%*
Diluted earnings (loss) per share, attributable to TriMas Corporation	$	0.15	$	(0.35)	142.9%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	$	*0.31*	$	*0.33*	*-6.1%*
Free Cash Flow (2)	$	42.0	$	48.1	-12.8%
Total Debt	$	305.7	$	422.4	-27.6%

- Sales increased 7.4% as compared to Q4 2012 as a result of bolt-on acquisitions and organic growth initiatives, offsetting challenges in energy end markets
- Operating profit was impacted by a less favorable product sales mix in many of the businesses, costs related to acquisitions and global growth initiatives, and facility consolidation and relocation projects
- Q4 income(1) increased 8.5%, while Q4 EPS(1) decreased due to almost 14% higher weighted average shares outstanding in Q4 2013 as compared to Q4 2012
- Q4 Free Cash Flow(2) and Total Debt were as expected

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

7

2013 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	FY 2013		FY 2012		% Chg
Revenue	$	1,394.9	$	1,272.9	9.6%
Operating Profit	$	120.5	$	127.9	-5.7%
Excl. Total Special Items [1], Operating Profit would have been:	$	138.2	$	138.6	nm
Excl. Total Special Items [1], Operating Profit margin would have been:		9.9%		10.9%	-100 bps
Income	$	79.4	$	36.3	118.7%
Income attributable to TriMas Corporation	$	74.9	$	33.9	120.9%
Excl. Total Special Items [1], Income attributable to TriMas Corporation would have been:	$	85.1	$	69.7	22.1%
Diluted earnings per share, attributable to TriMas Corporation	$	1.81	$	0.89	103.4%
Excl. Total Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	$	2.06	$	1.84	12.0%
Free Cash Flow [2]	$	48.1	$	27.1	77.6%
Total Debt	$	305.7	$	422.4	-27.6%

- Sales increased 9.6% as compared to 2012 – sales increased in five of six segments
- Operating profit and the related margin were impacted by the favorable effect of ongoing productivity initiatives and operating leverage gained on higher sales levels and gains from sale of property/business, but offset by a less favorable product sales mix in many of the businesses, costs related to acquisitions and growth initiatives, and facility consolidation and relocation projects
- 2013 income[1] and EPS[1] increased 22.1% and 12.0%, respectively, primarily due to lower interest expense in 2013 as compared to 2012 – offset the impact of 9% higher weighted average shares outstanding in 2013 as compared to 2012
- Free Cash Flow[2] significantly ahead of 2012
- Total Debt down 27.6% as compared to December 31, 2012

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.

(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

TriMas Corporation
8

Operating Profit Margin Bridge: 2012 to 2013 9 Note: Above reflects operating profit margin excluding Special Items and corporate expenses. “Special Items” and corporate expense for the period are provided in the Appendix. Opportunities • Address mix through synergies identified and lean implementation • Increase the margins of acquisitions over time Results • Accretive growth and productivity efforts contribute to margin rate and more than offset economics • Price increases more than offset commodity inflation • Manufacturing inefficiencies from short cycle schedules, rapid expansion and optimizing production • Margin decline at Arrow and Lamons due to end market challenges and resulting lower fixed cost absorption and inventory challenges FY 2012 Acquisitions Gains on business/ property sales Economics Energy end-market businesses FY 2013 Manufacturing inefficiencies Productivity & growth initiatives

10 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Reduced interest expense by $17.5 million, or almost 50%, in 2013 as compared to 2012 • Q4 2013 leverage ratio of 1.67x as compared to 2.30x as of Q4 2012 • October refinance further reduced rates, extended maturities and increased financial flexibility As of December 31, 2013, TriMas had $387.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $630 $515 $495 $470 $422 $306 1x 2x 3x 4x 5x $200 $300 $400 $500 $600 $700 YE 08 YE 09 YE 10 YE 11 YE 12 YE 13 Leve ra ge R ati o To tal D e b t Series1 Series2Total Debt Leverage Ratio

Segment Highlights

Packaging







(Quarterly results unaudited, dollars in millions)



Net Sales
$72.9
$78.2
7.3%
$275.2
$313.2
13.8%
Q4-12
Q4-13
2012
2013



Operating Profit(1)
$12.9
$18.2
41.8%
$57.6
$75.9
31.8%
Q4-12
Q4-13
2012
2013

Q4 and FY 2013 Results:

- Q4 and FY 2013 sales increased primarily as a result of specialty systems product sales gains
  - Increased demand from North American and European dispensing customers, as well as additional business wins in Asia
  - Impacted by divestiture of Italian industrial rings and levers business during Q3
  - European market appears stable, but no signs of improvement
- FY 2013 operating profit[1] and margin increased primarily due to higher sales, margin improvement of Arminak and Innovative Molding resulting from investments in capital projects and productivity efforts, and gain on sale of business

Key Initiatives:

- Target specialty dispensing and closure products in higher growth end markets
  - Beverage, food, nutrition, personal care and pharmaceutical
- Increase focus on Asian market and cultivate other emerging market opportunities
- Complete second plant in China to improve cost structure and flexibility
- Further integrate acquisitions into global sales network, while growing margins
- Provide solutions focused on customer needs, differentiation and delivery speed
- Increase low cost sourcing and leverage flexible manufacturing footprint
- Ensure new products continue to have barriers to entry

(1) Excluding "Special Items" for each period which are provided in the Appendix.

12

Energy







(Quarterly results unaudited, dollars in millions)


Net Sales
$47.0
$44.2
-6.0%
$190.2
$205.6
8.1%
Q4-12
Q4-13
2012
2013


Operating Profit
$3.3
unfav
$(3.9)
$17.8
$8.6
-51.6%
Q4-12
Q4-13
2012
2013

Q4 and FY 2013 Results:

- Q4 sales decreased due the significant slow down and postponement of turnaround activity and maintenance spend in refining and petrochemical markets
- Q4 operating profit and margin was negatively impacted by slow down, which resulted in less favorable product mix, and cost structure and inventory challenges in Brazil
- FY 2013 sales increased as a result of recent bolt-on acquisitions and increased sales generated by international locations
- FY 2013 operating profit and the related margin percentage decreased as the margin impact of higher sales and manufacturing productivity was more than offset by the items mentioned above

Key Initiatives:

- Replicate U.S. branch strategy – expand business capabilities with major customers globally
- Optimize geographic footprint by selling all products at all locations
- Execute on growth and profitability initiatives in Brazil and other emerging markets
- Increase sales of highly-engineered specialty products
- Vertically integrate, maximize supply chain and drive lean initiatives to lower costs and improve margins

TriMas Corporation
Lamons Sealing Global · Servicing Local
CIFAL
Gasket Vedações Técnicas
Wulfrun
Basrur Uniseal
13

Aerospace & Defense







(Quarterly results unaudited, dollars in millions)



Net Sales
$20.6
$30.5
48.4%
$78.6
$101.8
29.5%
Q4-12
Q4-13
2012
2013



Operating Profit
$5.1
$8.4
65.0%
$20.8
$23.8
14.1%
Q4-12
Q4-13
2012
2013

Q4 and FY 2013 Results:

- Q4 and FY 2013 sales increased in the aerospace business primarily as a result of recent acquisitions, which expand our content on aircraft, and higher blind bolt sales
- Q4 operating profit and the related margin percentage increased due to higher sales levels and the ramp-up of aerospace collar production
- FY 2013 operating profit increased due to higher sales levels, but the margin level decreased as a result of manufacturing and new facility inefficiencies, acquisition related costs and a less favorable product sales mix from acquisitions
- Aircraft frame manufacturers continue to ramp-up build rates with growth in backlog
- Acquired Mac Fasteners, a leading manufacturer of aerospace fasteners, in October 2013

Key Initiatives:

- Expand aerospace fastener product lines to increase content and applications
- Leverage positive end market trends of composite aircraft and robotic assembly
- Capture incremental opportunities in emerging markets
- Drive ongoing lean initiatives to lower working capital and reduce costs
- Continue to integrate Martinic Engineering and Mac Fasteners; consider other complementary bolt-on acquisitions
- Manage existing defense contracts

MONOGRAM AEROSPACE FASTENERS MARTINIC ENG., INC. MAC FASTENERS

TRIMAS CORPORATION

14

Engineered Components





(Quarterly results unaudited, dollars in millions)



Net Sales
$45.8
$41.5
$200.0
$185.4
-9.3%
-7.3%
Q4-12
Q4-13
2012
2013



Operating Profit
$5.4
$5.0
$28.0
$19.5
-6.9%
-30.5%
Q4-12
Q4-13
2012
2013

Q4 and FY 2013 Results:

- Sales of engines, compressors and other well-site content decreased for both periods due to reduced levels of drilling and well completions
- FY 2013 sales of industrial cylinders increased primarily due to market share gains, both domestically and internationally, as well as new products – experienced a slow down in sales in Q4 2013 compared to Q4 2012
- Operating profit and related margin declined due to decreased sales levels and lower fixed cost absorption in the engine business, partially offset by improvements in the industrial cylinder business
- Acquired small and medium high pressure cylinder assets from Worthington in November 2013

Key Initiatives:

- Expand complementary product lines at well-sites and grow compression products – product diversification decreases cyclicality
- Grow products to support the shift toward increased use of natural gas and production in shale formations
- Integrate recent cylinder acquisition to leverage cost structure
- Continue to expand product offering and geographies
- Continue to improve working capital turnover

TriMas Corporation

Arrow Engineered Products

Norris Cylinder

15

Cequent (APEA & Americas)

(Quarterly results unaudited, dollars in millions)

Net Sales



$114.7
$129.0
$529.0
$588.9
12.4%
11.3%
Q4-12
Q4-13
2012
2013

	Q4-12	Q4-13	2012	2013
APEA	$34.3	$40.3	$128.6	$151.6
Americas	$80.4	$88.7	$400.4	$437.3

Operating Profit[1]



$6.6
$5.4
$50.4
$48.3
-17.5%
-4.1%
Q4-12
Q4-13
2012
2013

	Q4-12	Q4-13	2012	2013
APEA	$3.6	$4.6	$15.5	$13.9
Americas	$3.0	$0.8	$35.0	$34.4

(1) Excluding "Special Items" for each period which are provided in the Appendix.

Q4 and FY 2013 Results:

- Q4 and FY 2013 sales in Americas increased primarily due to higher sales within the automotive OE, aftermarket and retail channels
- Q4 and FY 2013 Americas operating profit[1] and related margin percentage declined as increased sales levels and productivity initiatives were more than offset by a less favorable product mix, acquisition related costs, higher freight costs and increased SG&A in support of growth
- Q4 and FY 2013 APEA sales increased due to continued geographic expansion including its recent acquisitions, partially offset by the negative impact of currency exchange
- Q4 APEA operating profit[1] and margin increased due to higher sales volumes, facility efficiency gains, and gain on sale of property, partially offset by acquisition impacts
- FY 2013 APEA operating profit[1] and margin decreased as profit from higher sales volumes was offset by additional costs and less favorable product sales mix related to the acquisitions

Key Initiatives:

- Globalize full product line and strong brands for market share and cross-selling
- Expand sales in new growing geographies and support global customer needs
- Manage utilization of flexible manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisitions to capture synergies
- Utilize lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

TriMas Corporation

HIGHLAND Wesbar REESE TRAIL.COM Bargman PARKSIDE TRAILBOSS HARPER HAYMAN REESE WITTER kovil DRAW-TITE TEKONSHA REESE BULLDOG FULTON HIDDEN HITCH ROLA Tow Ready ENGETRAN DHF

16

Outlook and Summary

Strategic Aspirations Strategic aspirations are the foundation for the future. 18 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Optimize capital structure • Strive to be a great place to work

Long Term Margin Expansion • Grow Packaging and Aerospace revenue twice as fast as the rest of TriMas; hold mid-20s operating profit percentage • Elevate acquisitions to core business margins via productivity, consolidations and synergies • Achieve historically demonstrated margins at all businesses • Increase Cequent operating profit to the low-teens • Headquarters overhead grows slower than revenue growth Productivity is vital for margin expansion to the mid-teens. Yields peer group operating profit margin over time 19

Driving Long Term Productivity Gains 20 2010 •Global Sourcing Organization formation •Low cost country sourcing •Aggregate spend •Back office sourcing •Working capital improvements 2011 •Emerging markets •New low cost countries •Functional summits launched •National contracts •Capital equipment leverage •Commodity buying 2012 •TriMas Operating System •Value stream mapping •Acquisition support team •Logistics cost focus •Problem solving tools •ERP consolidation 2013 •Lean enterprise •Six Sigma •People engagement through continuous improvement •Hong Kong sourcing office •Trade compliance •Sales, inventory and operating plans (SIOP) •Business to business sharing •Re-launch Global Sourcing Organization as Global Services Organization 2014 •India Technical Center •Supplier Executive Council •Acquisition integration cross-functional teams •Product Launch Readiness program •Quality/Engineering Council for quality improvement •“Design for Cost” initiative •Additional Green and Black Belt certifications Continue to drive 3% to 5% productivity gains annually.

2014 Key Initiatives Initiatives in place to drive revenue growth and margin expansion. 21 Packaging • Complete second plant in China to improve cost structure and flexibility • Continue to globalize; grow in emerging markets and expand sales of acquired products Energy • Optimize geographic footprint; all products at all locations • Vertically integrate to lower costs • Grow higher margin products and applications Aerospace & Defense • Ramp-up Arizona collar facility and obtain more approvals •Maintain quality and continue to decrease lead times in acquisitions for revenue growth • Continue to invest to match capacity to demand Engineered Components • Integrate recent cylinder acquisition to leverage cost structure • Increase margins via pricing, mix and cost out • Use cost position to capture export sales Cequent APEA • Leverage broad product portfolio and geographic footprint to supply global OES customers • Capitalize on new lower cost structure in Australia and South Africa Cequent Americas • Complete supply chain moves (suppliers and warehouses) as new plants in Mexico are in full production • Capitalize on Brazil market position • Continue to grow share via full product line, new products and customer service TriMas • Continue lean training and project implementation • Leverage purchases – services, outsourced support, new locations • Utilize India technical office •Manage tax rates and increased currency exposure

2014 Outlook Outlook as of 2/20/14 Sales Growth 6% to 8% Earnings Per Share, diluted(1) $2.15 to $2.25 Free Cash Flow(2) $55 to $65 million (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. Line of sight on outlook ranges; will provide quarterly updates. 22

2013 to 2014 EPS Bridge 2013 EPS(1) Higher estimated tax rate Share Count(2) 2014 EPS(1) $2.06 ($0.18) ($0.12) $0.53 - $0.63 Business Operations $0.05 $2.15 - $2.25 Commodity Inflation Investments in Growth & Future Productivity Productivity ($0.19) Other non- operational items Price Existing Acquisition Improvements Faster Program Implementation Interest Reduction 2014 Opportunities/Risks: Energy End Markets Currency Rates (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” 2014 EPS is based on management’s expectations. (2) Majority of increase resulting from September 16, 2013 equity offering. 23

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 24 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives • Better cost positions • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

Questions & Answers

Appendix

2014 Additional Assumptions 2014 Estimates Interest expense ~$17 – $18 million Capital expenditures ~4% – 4.5% of sales Tax rate ~27% – 29% 27

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	December 31, 2013	December 31, 2012
Assets		
Current assets:		
Cash and cash equivalents	$ 27,000	$ 20,580
Receivables, net	180,210	150,390
Inventories	270,690	238,020
Deferred income taxes	18,340	18,270
Prepaid expenses and other current assets	18,770	10,530
Total current assets	515,010	437,790
Property and equipment, net	206,150	185,030
Goodwill	309,660	270,940
Other intangibles, net	219,530	206,160
Other assets	50,430	31,040
Total assets	$ 1,300,780	$ 1,130,960
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 10,290	$ 14,370
Accounts payable	166,090	158,410
Accrued liabilities	85,130	74,420
Total current liabilities	261,510	247,200
Long-term debt	295,450	408,070
Deferred income taxes	64,940	60,370
Other long-term liabilities	99,990	84,960
Total liabilities	721,890	800,600
Redeemable noncontrolling interests	29,480	26,780
Total shareholders' equity	549,410	303,580
Total liabilities and shareholders' equity	$ 1,300,780	$ 1,130,960

TRIMAS CORPORATION

28

Consolidated Statement of Income

(Dollars in thousands, except for per share amounts)

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
	(unaudited)			
Net sales	$ 323,430	$ 301,040	$1,394,860	$1,272,910
Cost of sales	(250,890)	(222,220)	(1,041,460)	(929,150)
Gross profit	72,540	78,820	353,400	343,760
Selling, general and administrative expenses	(62,100)	(59,440)	(244,640)	(216,170)
Net gain (loss) on dispositions of property and equipment	1,420	(50)	11,770	280
Operating profit	11,860	19,330	120,530	127,870
Other expense, net:				
Interest expense	(2,010)	(5,380)	(18,330)	(35,800)
Debt extinguishment costs	(2,460)	(40,250)	(2,460)	(46,810)
Other expense, net	(2,340)	(590)	(1,980)	(3,000)
Other expense, net	(6,810)	(46,220)	(22,770)	(85,610)
Income (loss) from continuing operations before income taxes	5,050	(26,890)	97,760	42,260
Income tax benefit (expense)	3,230	13,800	(18,390)	(5,970)
Income (loss) from continuing operations	8,280	(13,090)	79,370	36,290
Income from discontinued operations, net of income tax expense	-	-	700	-
Net income (loss)	8,280	(13,090)	80,070	36,290
Less: Net income attributable to noncontrolling interests	1,430	850	4,520	2,410
Net income (loss) attributable to TriMas Corporation	$ 6,850	$ (13,940)	$ 75,550	$ 33,880
Earnings (loss) per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.15	$ (0.36)	$ 1.83	$ 0.90
Discontinued operations	-	-	0.02	-
Net income (loss) per share	$ 0.15	$ (0.36)	$ 1.85	$ 0.90
Weighted average common shares - basic	44,698,948	39,101,163	40,926,257	37,520,935
Earnings (loss) per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.15	$ (0.35)	$ 1.81	$ 0.89
Discontinued operations	-	-	0.02	-
Net income (loss) per share	$ 0.15	$ (0.35)	$ 1.83	$ 0.89
Weighted average common shares - diluted	45,159,205	39,680,565	41,395,706	37,949,021

TriMas Corporation

29

Consolidated Statement of Cash Flow

(Dollars in thousands)

	Year ended December 31, 2013	2012
Cash Flows from Operating Activities:		
Net income	$ 80,070	$ 36,290
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of businesses and other assets	(11,770)	(280)
Gain on bargain purchase	(2,880)	-
Depreciation	30,810	25,050
Amortization of intangible assets	19,770	19,820
Amortization of debt issue costs	1,780	2,490
Deferred income taxes	(8,800)	(8,330)
Non-cash compensation expense	9,200	9,280
Excess tax benefits from stock based compensation	(1,550)	(2,730)
Debt extinguishment costs	2,460	46,810
Increase in receivables	(25,580)	(3,800)
Increase in inventories	(10,690)	(48,010)
(Increase) decrease in prepaid expenses and other assets	(2,380)	620
Increase (decrease) in accounts payable and accrued liabilities	7,800	(3,700)
Other, net	(630)	(290)
Net cash provided by operating activities, net of acquisition impact	87,610	73,220
Cash Flows from Investing Activities:		
Capital expenditures	(39,490)	(46,120)
Acquisition of businesses, net of cash acquired	(105,790)	(89,880)
Net proceeds from disposition of businesses and other assets	14,940	3,000
Net cash used for investing activities	(130,340)	(133,000)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	174,670	79,040
Proceeds from borrowings on term loan facilities	359,470	584,670
Repayments of borrowings on term loan facilities	(587,500)	(404,770)
Proceeds from borrowings on revolving credit and accounts receivable facilities	1,222,980	724,500
Repayments of borrowings on revolving credit and accounts receivable facilities	(1,113,910)	(706,500)
Repurchase of 9¾% senior secured notes	-	(250,000)
Senior secured notes redemption premium and debt financing fees	(3,610)	(42,150)
Distributions to noncontrolling interests	(2,710)	(1,260)
Proceeds from contingent consideration related to disposition of businesses	1,030	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(4,440)	(990)
Proceeds from exercise of stock options	1,620	6,170
Excess tax benefits from stock based compensation	1,550	2,730
Net cash provided by (used for) financing activities	49,150	(8,560)
Cash and Cash Equivalents:		
Increase (decrease) for the year	6,420	(68,340)
At beginning of year	20,580	88,920
At end of year	$ 27,000	$ 20,580
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 16,750	$ 31,300
Cash paid for income taxes	$ 37,700	$ 25,820

TRIMAS CORPORATION

30

Company and Business Segment Financial Information

(Dollars in thousands)

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
	(unaudited)			
Packaging				
Net sales	$ 78,220	$ 72,910	$ 313,220	$ 275,160
Operating profit	$ 18,220	$ 12,850	$ 83,770	$ 57,550
Special Items to consider in evaluating operating profit:				
Release of historical translation adjustment related to the sale of Italian business	$ -	$ -	$ (7,910)	$ -
Excluding Special Items, operating profit would have been	$ 18,220	$ 12,850	$ 75,860	$ 57,550
Energy				
Net sales	$ 44,160	$ 46,990	$ 205,580	$ 190,210
Operating profit (loss)	$ (3,910)	$ 3,290	$ 8,620	$ 17,810
Aerospace & Defense				
Net sales	$ 30,540	$ 20,580	$ 101,790	$ 78,580
Operating profit	$ 8,430	$ 5,110	$ 23,760	$ 20,820
Engineered Components				
Net sales	$ 41,540	$ 45,820	$ 185,370	$ 200,000
Operating profit	$ 5,000	$ 5,370	$ 19,450	$ 27,990
Cequent APEA				
Net sales	$ 40,290	$ 34,330	$ 151,620	$ 128,560
Operating profit	$ 4,620	$ 3,300	$ 13,920	$ 12,300
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ -	$ 270	$ -	$ 3,150
Excluding Special Items, operating profit would have been	$ 4,620	$ 3,570	$ 13,920	$ 15,450
Cequent Americas				
Net sales	$ 88,680	$ 80,410	$ 437,280	$ 400,400
Operating profit (loss)	$ (12,180)	$ (670)	$ 8,850	$ 27,420
Special Items to consider in evaluating operating profit (loss):				
Severance and business restructuring costs	$ 13,000	$ 3,690	$ 25,570	$ 7,530
Excluding Special Items, operating profit would have been	$ 820	$ 3,020	$ 34,420	$ 34,950
Corporate Expenses				
Operating loss	$ (8,320)	$ (9,920)	$ (37,840)	$ (36,020)
Total Company				
Net sales	$ 323,430	$ 301,040	$ 1,394,860	$ 1,272,910
Operating profit	$ 11,860	$ 19,330	$ 120,530	$ 127,870
Total Special Items to consider in evaluating operating profit	$ 13,000	$ 3,960	$ 17,660	$ 10,680
Excluding Special Items, operating profit would have been	$ 24,860	$ 23,290	$ 138,190	$ 138,550

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Income (loss) from continuing operations, as reported	$ 8,280	$ (13,090)	$ 79,370	$ 36,290
Less: Net income attributable to noncontrolling interests	1,430	850	4,520	2,410
Income (loss) from continuing operations attributable to TriMas Corporation	6,850	(13,940)	74,850	33,880
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	-	-	(7,910)	-
Severance and business restructuring costs	7,170	2,630	15,860	7,150
Debt extinguishment costs	1,530	26,660	1,530	31,060
Net gain on termination of interest rate swaps	(1,410)	-	(1,410)	-
Tax restructuring	-	(2,400)	2,200	(2,400)
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 14,140	$ 12,950	$ 85,120	$ 69,690

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Diluted earnings (loss) per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.15	$ (0.35)	$ 1.81	$ 0.89
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	-	-	(0.19)	-
Severance and business restructuring costs	0.16	0.07	0.38	0.19
Debt extinguishment costs	0.03	0.67	0.04	0.82
Net gain on termination of interest rate swaps	(0.03)	-	(0.03)	-
Tax restructuring	-	(0.06)	0.05	(0.06)
Excluding Special Items, EPS from continuing operations would have been	$ 0.31	$ 0.33	$ 2.06	$ 1.84
Weighted-average shares outstanding for the three months and twelve months ended December 31, 2013 and 2012	45,159,205	39,680,565	41,395,706	37,949,021

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Operating profit (excluding Special Items)	$ 24,860	$ 23,290	$ 138,190	$ 138,550
Corporate expenses	8,320	9,920	37,840	36,020
Segment operating profit (excluding Special Items)	$ 33,180	$ 33,210	$ 176,030	$ 174,570
Segment operating profit margin (excluding Special Items)	10.3%	11.0%	12.6%	13.7%

TRIMAS CORPORATION

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Enhanced Debt Structure

(Unaudited, dollars in thousands)

	December 31, 2013	December 31, 2012
Cash and Cash Equivalents	$ 27,000	$ 20,580
Credit Agreement	246,130	399,500
Receivables facility and other	59,610	22,940
	305,740	422,440
Total Debt	$ 305,740	$ 422,440
Key Ratios:		
Bank LTM EBITDA	$ 196,990	$ 191,710
Interest Coverage Ratio	11.08 x	5.68 x
Leverage Ratio	1.67 x	2.30 x
Bank Covenants:		
Minimum Interest Coverage Ratio	3.00 x	3.00 x
Maximum Leverage Ratio	3.50 x	3.50 x

As of December 31, 2013, TriMas had $387.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the year ended December 31, 2013	$	75,550
Net income attributable to partially-owned subsidiaries		4,520
Interest expense, net (as defined)		18,330
Income tax expense		18,390
Depreciation and amortization		50,580
Non-cash compensation expense		9,200
Other non-cash expenses or losses		4,180
Non-recurring expenses or costs in connection with acquisition integration		410
Debt extinguishment costs		2,460
Non-recurring expenses or costs for cost saving projects		15,000
Permitted dispositions		(1,550)
Permitted acquisitions		6,230
EBITDA of partially-owned subsidiaries attributable to noncontrolling interest		(6,310)
Bank EBITDA - Year Ended December 31, 2013 (1)	$	196,990

(1) As defined in the Credit Agreement dated October 16, 2013

TRIMAS CORPORATION

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